PORTIONS OF THIS EXHIBIT MARKED WITH A SERIES OF X'S HAVE BEEN DELETED PURSUANT TO THE COMPANY'S APPLICATION FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.



                                  EXHIBIT 10.1


                                    AGREEMENT
                                    ---------

         THIS AGREEMENT ("Agreement") is made as of the 1st day of June, 1997 (the Effective Date"), by and between SENTECH EAS CORPORATION., a Florida corporation, with offices at 484 Southwest 12 Avenue, Deerfield Beach, FL 33442 ("SenTech"), and KNOGO NORTH AMERICA INC. a Delaware corporation, with offices at 350 Wireless Boulevard, Hauppauge, NY 11788 ("Knogo").

                                 R E C I T A L S

         SenTech desires to have developed for it by a third party manufacturer a design specification and a manufacturing specification for an 8MHz Swept RF System (the "System").

         Knogo is engaged in the business of designing, manufacturing and distributing certain electronic security systems and is the owner of certain proprietary information related thereto ("Knogo Technology") including but not limited to that set forth in Annex A attached hereto.

         SenTech and Knogo have expressed their interest in mutually cooperating toward, among other things, the development, manufacture and marketing of the System. SenTech desires to have Knogo manufacture and sell the System to SenTech, Knogo desires to manufacture and sell the System to SenTech, and SenTech and Knogo desire to address certain matters relating to the System, all upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual and dependent provisions hereinafter set forth, SenTech and Knogo, intending to be legally bound, agree as follows:

         1.  MANAGING COORDINATORS

         1.1 Knogo and SenTech each shall appoint a "Managing Coordinator" who shall manage such party's performance under this Agreement, be the primary manufacturing and technical interface with the other party and serve as the focal point for the identification and resolution of any problems that may surface during the course of development and manufacturing of the System. Each party shall give prompt notice to the other party in the event there is a change in its Managing Coordinator. The Managing Coordinators shall not have authority to amend or modify the terms of this Agreement.

         1.2      The initial Managing Coordinators for each party shall be:
                  Knogo:  Victor Platt
                  SenTech:  Rick Spagna

         2.       MANUFACTURING SPECIFICATIONS

         2.1 Prior to the Effective Date, SenTech shall provide Knogo with the manufacturing specification relating to the first generation System for Knogo's review together with a requirements specification, an industrial design, and the key components and manufacturing specifications (collectively, the "SenTech Specs"). Upon the Effective Date, Knogo shall deliver a design specification (the "Design Specification") for the System, which shall include a requirements specification, an industrial design and other key components as described in Annex B attached hereto. SenTech shall review and comment on the proposed Design Specification no later than ten (10) days after the Effective Date for SenTech's approval or disapproval. Knogo shall promptly revise the Design Specification to incorporate any comments and changes requested by SenTech, and upon revision shall promptly resubmit the Design Specification to SenTech for final comments (which shall also be incorporated) and approval. Within thirty (30) days of the delivery of the final Design Specification (as approved by SenTech), Knogo shall prepare and deliver to SenTech a preliminary manufacturing specification (the "Preliminary Manufacturing Specification") for the System. The Preliminary Manufacturing Specification shall contain proposed milestones and goals for the production and delivery of the System, test procedures, production targets, cost reduction targets, recommendations for components and vendors and reliability and quality assurance guidelines.

         2.2 As soon as practicable after Knogo delivers the Preliminary Manufacturing Specification to SenTech, SenTech shall review them with Knogo. Knogo shall promptly revise the Preliminary Manufacturing Specification to incorporate any comments and changes requested by SenTech, and shall promptly resubmit the Preliminary Manufacturing Specification to SenTech for SenTech's review and final comments (which shall also be incorporated) and approval. Knogo shall deliver the final manufacturing specification (the "Manufacturing
Specification") to SenTech within thirty (30) days after receipt of written approval from SenTech of the Preliminary Manufacturing Specification, as modified or revised pursuant to this Section, but in any event no later than August 1, 1997. The Manufacturing Specification shall include all subjects set forth in the Preliminary Manufacturing Specification as modified and such other subjects as may be reasonably requested by the parties, subject to the reasonable consent of the non-requesting party. The Design Specification, the Preliminary Manufacturing Specification and the Manufacturing Specification, each as approved by SenTech (collectively, the "Production File") shall upon completion be attached hereto as Annex C and shall thereupon be incorporated herein.

         2.3 Subject to the provisions of Articles 7 and 8 hereof, the Production File shall be owned jointly by Knogo and SenTech and shall be "Joint Technology" (as defined in Section 8.2 below), and Knogo shall possess all rights to use the Production File or any part thereof subject to the restrictions set forth in this Agreement. SenTech shall promptly upon Knogo's request execute and deliver such instruments and agreements as Knogo may reasonably request in order to confirm the foregoing. SenTech shall notify Knogo before disclosing any of the Production File to any third party and Knogo shall have the right to review the Production File promptly and to delete, for a reasonable business purpose, any of Knogo's confidential information contained therein.

         3.   WORKING SAMPLES.

         3.1  Upon   written   approval   by   SenTech   of  the   Manufacturing
Specification, Knogo shall produce and deliver to SenTech, no later than September 1, 1997, one (1) prototype of the System, which shall be in conformity with the Design Specification and the Manufacturing Specification (the "Working Samples"), and in accordance with the development and delivery schedule set forth in the Manufacturing Specification. The primary goal of the production of the Working Samples shall be to test the design and performance of the System. All components needed for the Working Samples shall be provided by Knogo.

         3.2 If the parties agree during the course of development of the Working Samples that changes should be made to the Manufacturing Specification or the Design Specification, they shall embody such agreement in writing which shall specifically amend Annex C. The parties shall attempt in good faith to agree upon an equitable adjustment to accommodate the effect any such changes may have upon the charges for development, payment schedule, delivery schedule of Working Samples and Production Units (as defined below).

         3.3 Knogo and SenTech shall test the Working Samples in accordance with the test procedures to be developed and mutually agreed upon by the parties and incorporated as part of the Manufacturing Specification. Such testing shall be completed within forty-five (45) days after the delivery date of the Working Samples to SenTech. If the Working Samples pass the test procedure and are in conformity to and compliance with the Design Specification and the Manufacturing Specification, SenTech shall provide Knogo with an acceptance notice and shall place with Knogo an initial order for Production Units as described in Section 4.1.

         3.4 If the Working Samples do not satisfactorily meet the requirements of the test procedures contained in the Manufacturing Specification (the "Acceptance Criteria"), or are otherwise not in conformity to and compliance with the Design Specification or the Manufacturing Specification, other than due solely to the fault of SenTech, SenTech shall give Knogo notice thereof and shall specify in reasonable detail why the Working Samples do not meet the Acceptance Criteria or are not acceptable to SenTech, and suggest necessary corrections. Knogo shall promptly thereupon take necessary corrective action at its sole cost, and, following correction and retesting, SenTech shall accept the Working Samples if such Working Samples, as modified, meet the Acceptance Criteria and are otherwise acceptable to SenTech. If the Working Samples do not meet the Acceptance Criteria or are not in conformity to and compliance with the Design Specification or the Manufacturing Specification, due solely to the fault of SenTech in connection with the design or manufacture of the Working Samples, Knogo shall nonetheless promptly take necessary corrective action so as to ensure that the Working Samples meet the Acceptance Criteria and are in conformity to and compliance with the Design Specification and the Manufacturing Specification, provided that the cost of such corrective action shall be borne by SenTech.

         3.5 The failure of SenTech to notify Knogo within forty-five (45) days after its receipt of the Working Samples (or in the case of correction of any deficiencies, within forty-five (45) days following receipt of the corrected Working Samples) of any disapproval of the Working Samples or failure to meet the Acceptance Criteria shall be deemed to constitute SenTech's acceptance of the Working Samples.

         3.6 Title and risk of loss or damage to Working Samples or pre-production prototypes shall pass to SenTech upon delivery to SenTech, FOB, Knogo's manufacturing facilities. If SenTech returns defective or disapproved Working Samples or pre-production prototypes, risk of loss or damage shall pass to Knogo when SenTech returns them to Knogo FOB SenTech's testing facilities.

         3.7 RELATIVE TO THE WORKING SAMPLES, KNOGO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF ANY PARTICULAR PURPOSE.

         4.  PURCHASE ORDERS/PRODUCT FORECAST.

         4.1 Upon its acceptance of the Working Samples, SenTech will place its initial purchase order [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] so long as the total value of the combination is at least $375,000.00. Knogo agrees to deliver the first Production Units ordered under the initial Purchase Order on or before February 1, 1998, as specified therein. SenTech's obligation to make such initial Purchase Order shall be conditioned upon the acceptance by SenTech of the Working Samples, notwithstanding anything set forth in the Purchase Order or this Agreement. Knogo shall ship the Production Units as specified in the Purchase Orders to SenTech's U.S. Warehouse. Knogo shall bear no responsibility for payment of shipping expenses of the Production Units, FOB Knogo's manufacturing facilities, and Knogo shall cause all shipping expenses incurred at SenTech's request to be invoiced by the carrier(s) directly to SenTech. Knogo agrees to accept such initial Purchase Order and manufacture and sell the Production Units to SenTech on and subject to the terms and conditions of this Agreement.

         4.2  Subject to the terms and  conditions  of this  Agreement,  SenTech shall submit a second Purchase Order [XXXXXXXXXXXXXXXXX] and third Purchase Order [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX ] so long as the total value of the combination is at least $750,000.00 and $1,125,000.00, respectively by no later than January 31, 1999 and January 31, 2000, respectively. SenTech may purchase additional Production Units by submitting Purchase Orders from time to time during the term of this Agreement. Pricing for Production Units beyond those ordered in the initial Purchase Order shall be negotiated in good faith between the parties but the price of the Production Units shall not increase more than five (5%) percent per year. Knogo agrees to accept such second and third Purchase Orders and manufacture and sell Production Units to SenTech on the terms and conditions of this Agreement. SenTech shall issue such second and third Purchase Orders at least one hundred and twenty
(120) days prior to the first delivery date requested  therein.  Within fourteen
(14) days of receipt of such second and third Purchase Orders, Knogo shall furnish SenTech with a written order and shipment schedules so long as such Purchase Order(s) shall be issued in accordance with the terms of this Agreement. Knogo shall review this lead time every six (6) months to determine if, in Knogo's reasonable judgment, it can be shortened, and shall notify SenTech of the results of such reviews.

         4.3 The risk of loss and title to the Production Units shall pass to SenTech, FOB Knogo's manufacturing facilities.

         4.4 Except for the initial, second and third Purchase Orders, SenTech may cancel additional Purchase Orders or any portions thereof for any reason by notice to Knogo at least sixty (60) days prior to the scheduled delivery date. In the event of such cancellation, SenTech shall immediately pay Knogo for the actual materials, labor costs and directly allocated overhead and general and administrative costs directly incurred pursuant to Purchase Orders prior to the effective date of the cancellation, plus a 15% profit on such costs, and Knogo shall deliver to SenTech all completed and incomplete Production Units, work in process and all components procured by Knogo before receipt of such cancellation notice for such Purchase Orders.

         4.5 Except as provided by Sections 4.1 and 4.2, SenTech shall have no obligation to purchase any minimum quantities from Knogo under this Agreement.

         5.  MANUFACTURING.

         5.1 SenTech may at any time during normal business hours of Knogo, upon reasonable notice, conduct spot functional tests or other reviews of the Production Units at Knogo's facility to determine compliance of the Production Units with the Manufacturing Specification and the Design Specification. If any Production Unit fails to pass the tests or reviews, SenTech may reject such defective Production Unit and Knogo shall take all steps necessary to correct any defects, at its sole cost.

         5.2 SenTech shall provide Knogo with specifications and artwork for the labeling and packaging of the Production Units as may be required by SenTech in order to identify SenTech and show its logo on the Production Units and/or packaging. Knogo shall label the Production Units in accordance with said specifications. All Production Units shall be packaged by Knogo in accordance with SenTech's specifications and subject to SenTech's reasonable approval.

         5.3 All Production Units shall be marked for identification purposes with (i) unit model number; (ii) date code, (iii) FCC compliance legend; (iv) Electronic Testing Laboratories (ETL) label; and (v) the appropriate patent markings of the Knogo Technology and Joint Technology (collectively "Identification"), in accordance with the sample Identification provided by SenTech. Knogo shall be responsible for producing and affixing the Identification to the Production Units at no additional cost to SenTech.

         5.4 Knogo shall obtain FCC and ETL certification with respect to the Production Units, for the sale of the Production Units in the United States.

         6.   FEES

         6.1 SenTech shall pay Knogo (a) 33% of the $175,000 non-recurring engineering costs ("NRE") for the development of the Production Files and Working Samples upon the execution of this Agreement; (b) 33% of the NRE upon approval of the Production file by SenTech; and (c) the remaining portion of the NRE upon acceptance of the Working Samples by SenTech. The NRE shall be capped by Knogo at $175,000.00.

         6.2 SenTech shall pay Knogo for the Production Units shipped to SenTech in the initial Purchase Order [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. Knogo shall submit to SenTech, concurrently with each shipment, invoices in respect of Production Units shipped to SenTech. SenTech shall pay Knogo within 60 calendar days of receipt of invoice the amount set forth therein in U.S. dollars. Any other fees, expenses or costs due hereunder shall be paid by SenTech to Knogo within 60 days of receipt of an invoice relating thereto. Knogo may, at its sole discretion, (a) charge a late payment penalty at a rate of 1.5% per month on all payments due from SenTech that are not made in accordance with this Agreement and/or (b) if any payment remains delinquent for a period of 90 days after the due date, Knogo may stop all work under this Agreement and retain all work in progress until all outstanding invoices are paid. Each party agrees that the non-paying party shall be liable for all costs of collection, including but not limited to reasonable attorney's fees, reasonably incurred by the other party for the collection of any sums due hereunder.

         7.  CONFIDENTIAL INFORMATION

         7.1 Before and during the term of this Agreement, it is anticipated that each party will disclose to the other party certain information, including but not limited to technology, design and manufacturing data, know-how, business and financial plans or other information related to the subject matter of this Agreement, either in writing, by other tangible medium or orally, which the disclosing party considers to be and desires to be treated as confidential ("Confidential Information"). All Confidential Information shall be labeled or identified as "Confidential" or "Proprietary" or with some similar designation indicating its proprietary nature prior to any disclosure which is permitted under this Section 7.

         7.2 Without the prior written consent of the other party, or as permitted by Section 7.4, neither party shall disclose the Confidential Information of the other party to any third party, other than to its own counsel, consultants, and employees and to employees of subsidiaries, affiliated companies or independent contractors with a need to know who are bound by confidentiality agreements comparable in scope to the provisions of this Section, nor use the Confidential Information of the other party for any other purpose than in the performance of this Agreement.

         7.3 Each party shall use the same degree of care to avoid inadvertent disclosure and impermissible use of the other party's Confidential Information which the disclosing party employs with respect to its own proprietary confidential information of a similar nature which it does not wish to have disseminated, published or disclosed, but in no event shall handle the Confidential Information with less than reasonable care.

         7.4 This Section shall not apply to, and neither party shall be liable for, the disclosure and use of any such Confidential Information which is:

                  a. Already in the  possession  of the  receiving  party or its
         subsidiaries   or  affiliated   companies   without  an  obligation  of
         confidentiality as shown by documentary evidence;

                  b. Publicly known through no fault of the receiving party;

                  c. Obtained by the receiving party from a third party who did not owe the disclosing party a duty to preserve its confidentiality;

                  d. Approved in writing for release by the disclosing party; or

                  e. Required to be disclosed by a court or other government authority; provided that prompt notice is given to the disclosing party and the receiving party cooperates with the disclosing party if requested to do so to resist disclosing such material or information.

         7.5 SenTech and Knogo agree that either party's breach of this Section 7 will cause the other party irreparable injury for which it will not have an adequate remedy at law. In the event of a breach of this Section, the non-breaching party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

         7.6 Except as provided in Section 8.2, all Confidential Information is and shall remain the property of the disclosing party. Confidential Information, and any copies thereof, shall be returned to the disclosing party if requested at any time or upon termination of this Agreement.

         7.7 The obligations of SenTech and Knogo under this Section shall survive the expiration or termination of this Agreement for a period of five (5) years after the Effective Date.

         8.  PATENTS, INVENTIONS, COPYRIGHTS

         8.1 The Knogo Technology, Knogo's Confidential Information, patent rights and other intellectual property rights which have general applicability to System, including, but not limited to that described in Annex A, which were developed by Knogo prior to the execution this Agreement, shall at all times be and remain the exclusive property of Knogo.

         8.2 Knogo hereby agrees to assign an undivided one-half interest in and to, and the employees of Knogo will by written agreement agree to assign, to SenTech (or to SenTech through Knogo) all inventions, discoveries, industrial designs, copyrights, mask works and improvements relating to work performed by Knogo for SenTech, whether or not such discoveries or improvements are patentable or copyrightable and whether or not made solely or jointly with others (collectively, "Joint Technology"). Joint Technology shall include all patents, copyrights, mask works, and industrial designs, whether filed jointly or not. Ownership of the Joint Technology does not give rise to any ownership, license or right to use or sub-license the technology contributed or provided by one party pursuant to this Agreement separate and apart from the technology jointly developed to produce the System.

         8.3(a) Knogo shall have the first option to file patent, copyright, mask work or industrial design applications based upon the Joint Technology inventions conceived or reduced to practice during the term of this Agreement and to obtain US and/or foreign patents, copyrights, mask works and other design protection covering such Joint Technology; such patent, copyright and mask work applications shall include appropriate assignments as contemplated by Section 8.2. SenTech and Knogo shall confer on the filing of all such Joint Technology patent, copyright, mask work or design applications. In the event Knogo elects not to file one or more patent, design and copyright applications on the Joint Technology as provided in this Section, Knogo may notify SenTech of such decision, and SenTech shall after receipt of such notice have the right to do so at its expense.

           (b) The parties shall share equally the obligation to pay all fees and expenses for searching, preparing, prosecuting, maintaining, reissuing, and reexamining all patent, copyright, mask work and design applications and patents, copyrights, mask works and design registrations covering the Joint Technology. However, if there has been an election not to proceed as provided in the preceding subparagraph, then as to the non-elected patent, mask work and/or copyright application, the party electing to proceed will have sole responsibility for all fees and expenses related to that patent, mask work and copyright.

           (c) The parties shall fully cooperate in the execution of all documents necessary to file patent, copyright and design applications and to obtain and to enforce all patents, copyrights and design applications covering the Joint Technology throughout the world.

         8.4(a) Knogo shall indemnify, defend and hold SenTech, its affiliates, customers or other users harmless from any and all damages, liability, causes of action, claims, costs and expenses (including reasonable legal fees) (collectively, "Knogo Claims") deriving from or in connection with any Knogo Claim by a third party that the sale and/or use of the Production File, Joint Technology or any System supplied under this Agreement infringes any patent, trademark, tradename, trade secret, copyright or other right arising under this Agreement.

          (b) SenTech shall give notice as promptly as reasonably practicable to Knogo of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify Knogo shall not relieve Knogo from any liability which it may have otherwise than on account of this indemnity agreement. SenTech may also participate at its own expense in the defense of any such action, provided that the counsel selected by Knogo shall control the defense.

         8.5(a) If a third party allegedly, actually or imminently threatens to infringe on any patent, industrial design, copyright or trade secret covering the Joint Technology, the parties shall promptly notify one another and provide all material information concerning any such act by any third party.

            (b) Both parties shall use their good faith efforts in cooperation with each other to terminate such infringement or misappropriation without litigation. If the efforts of the parties are not successful in abating the infringement or misappropriation within thirty (30) days after the infringer or misappropriator has been formally notified of the infringement or misappropriation, either party shall have the right to and agree to:

                       i) Commence suit on their own account upon thirty (30) days notice from the date of termination of the thirty (30) day notice period of
(b) to the other party,

                       ii) Within the thirty (30) days specified in 8.5(b)(i), the other party may give notice to said party of its intention to join such suit,

                       iii) All expenses of such suit are the responsibility of the party of account in such suit and said party of account shall receive all recoveries,

                       iv) If such suit is joined by both parties, Knogo shall select counsel and all expenses and recoveries will be apportioned according to the actual damages to each party or by any other agreed upon formula, and

                       v) Each party agrees to cooperate fully with the other in litigation proceedings instituted hereunder and, upon request and expense of the party bringing suit, the other party shall agree to be joined and make available to the party bringing suit all relevant records, papers, information, samples, specimens, and the like which may be relevant and in its possession, custody or control.

         8.6(a) Knogo shall acquire no right or license to use any of SenTech's trademarks, service marks or trade names. Knogo shall not use any of SenTech's trademarks, service marks or trade names in any advertising copy, promotional material, signs or other written materials other than as expressly authorized in writing by SenTech.

            (b) SenTech shall acquire no right or license to use any of Knogo's trademarks, service marks or trade names. SenTech shall not use any of Knogo's trademarks, service marks or trade names in any advertising copy, promotional material, signs or other written materials other than as expressly authorized in writing by Knogo

         8.7 SenTech shall not modify, merge, translate, decompile, decode, reverse engineer or otherwise alter, use, copy or transfer any components or software provided by Knogo including, without limitation, that listed on Annex A, to Knogo, or in whole or in part, except as specifically provided in this Agreement.

         8.8 Notwithstanding Section 8.2, SenTech shall have the sole and exclusive rights to the mold for the Production Units developed in accordance with this Agreement.

         9.    TECHNICAL SUPPORT: WARRANTY

         9.1 Knogo warrants (the "Warranty") to SenTech that each Production Unit sold and delivered under this Agreement shall be free from defects in design, workmanship, manufacturing process and materials (excluding materials provided by SenTech) and shall comply with the Design Specification and the Manufacturing Specification, which Warranty shall remain in effect (a) for the Production Units for a period of 90 days from the date of installation by Knogo (hereinafter referred to as the "Production Unit Warranty Period") and (b) for the Production Unit PCBs for a period of one-year from the date of shipment by Knogo (hereinafter referred to as the "the PCB Warranty Period"). The provisions of this Section 9 shall survive the termination of this Agreement.

         9.2 If any Production Unit or Production Unit PCB sold and/or delivered by Knogo hereunder does not comply with the Warranty requirements set forth above during the Production Unit Warranty Period or the PCB Warranty Period, Knogo shall investigate any warranty claim to determine the nature and cause of the Warranty defect and notify SenTech of the results of its investigation within ten (10) business days of receipt. Knogo shall, at its sole option, either repair or replace the defective Production Unit or Production Unit PCB at Knogo's sole expense (including parts and labor). Any Production Unit or Production Unit PCB to be repaired by Knogo hereunder shall be returned to Knogo at the address set forth in Section 13.7, unless otherwise agreed by the parties in writing. Transportation of such items to Knogo shall be the responsibility of SenTech, at SenTech's sole expense and risk of loss, and transportation of such items back to SenTech shall be the responsibility of Knogo, at Knogo's sole expense and risk of loss. The Production Unit Warranty Period or PCB Warranty Period shall be extended by an amount equal to any time period during which any Production Unit or Production Unit PCB covered by the Warranty is being repaired or replaced by Knogo hereunder. [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

         9.3 The Warranty is conditioned upon the Production Unit and Production Unit PCB being used and maintained in accordance with any written instructions furnished by Knogo to SenTech. Any failure or defect due to normal wear and tear is excluded from the Warranty. Physical damage to a Production Unit or Production Unit PCB due to shipping and handling must be reported to Knogo within 60 calendar days of receipt of shipment. After 60 days, such damage is the responsibility of SenTech.

         9.4 Knogo shall provide to SenTech a contact person of Knogo who will be SenTech's contact for Warranty claims and questions.

         10.   REPRESENTATIONS

         10.1 Each party represents and warrants to the other that such party has the rights, licenses, permits and power to perform all obligations incurred by it hereunder as provided and required under this Agreement.

         10.2 Except as specifically provided in this Agreement, (i) Knogo acknowledges and agrees that SenTech owns and shall have world-wide rights to the Production Units developed in connection with this Agreement, and (ii) Knogo agrees that it will not at any time sell, offer to sell, license or otherwise transfer to any other entity the Production Units or any other product identical in appearance or substantially similar in content to the Production Units.

         10.3 SenTech acknowledges that Knogo or its Affiliates may manufacture and sell other security systems other than the Production Units to customers other than SenTech.

         10.4 Knogo warrants and represents that its entry into this Agreement with SenTech does not violate any other Agreement in which it is a party.

         11.   TERM AND TERMINATION


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


         11.1 This Agreement shall have a term of three (3) years commencing on the date hereof. In the event SenTech terminates this Agreement prior to the completion of the Production File and/or delivery of the Working Samples, SenTech shall immediately pay Knogo for all actual NRE incurred by Knogo and shall assign any and all Joint Technology to Knogo. This Agreement shall not be renewed except pursuant to a written agreement executed by both parties. At least ninety (90) days before the scheduled end of the term the parties shall confer regarding whether the parties desire to renew the Agreement.

         11.2 The failure of a party to enforce any right to termination contained herein shall not in any manner act as a waiver of such party's right to terminate this Agreement.

         11.3  Notwithstanding   anything  set  forth  in  this  Agreement,  the
provisions of Section 2.3 and Articles 7, 8, and 9 shall survive the expiration or earlier termination of this Agreement.

         12.   DEFAULTS AND REMEDIES

         12.1 The following events and/or conditions shall constitute a default under this Agreement:

               a. The failure by a party to comply with any of the covenants or conditions set forth and this Agreement, which failure continues for a period of thirty (30) days after notice thereof from the non-defaulting party to the defaulting party.

               b. If a party makes or has made to the other party any representation, warranty or disclosure pursuant to this Agreement which is or was materially false or misleading on the date as of which made.

               c. If a party becomes the subject of a proceeding under the United States Bankruptcy Code, if an assignment is made of a party's assets for the benefit of creditors, if a receiver, trustee in bankruptcy or like official is appointed to take all or part of a party's assets, or if a party ceases doing business in the ordinary course of business.

         12.2 Upon an event of default by a party, the non-defaulting party shall have the right to do any one or more of the following:

               a. Pursue any rights and remedies available under applicable law or as otherwise specified in this Agreement.

               b. Terminate the rights of the defaulting party under this Agreement upon notice to the defaulting party, without limiting the rights and remedies of the non-defaulting party.

               c. The non-defaulting party may terminate all of its obligations under this Agreement.

               d. Terminate this Agreement upon notice to the defaulting party.

         All of the remedies provided for in this Agreement shall be cumulative, and not exclusive.

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

         12.3 If Knogo defaults hereunder prior to the termination of this Agreement, Knogo shall to the extent reasonably practicable, cooperate, at Knogo's expense, with SenTech to have a third party manufacture Production Units or Production Unit PCBS using the Joint Technology on SenTech's behalf and at SenTech's expense.

         13.  MISCELLANEOUS

         13.1 All disputes arising between the parties concerning the validity, construction, interpretation or effect of any provision of this Agreement, or the rights and obligations created hereunder shall be brought before a conciliation committee of executives representing both parties which shall, within two (2) weeks after being informed of the dispute, attempt to work out a recommendation for settlement of the dispute.

         13.2 Unless otherwise mandated by applicable law, any dispute which cannot be settled amicably by conciliation as provided above shall be heard, settled and decided under the Commercial Arbitration Rules of the American
Arbitration Association by arbitrator(s) appointed in accordance with such Rules. Such arbitration shall be held in New York, New York. The award in such arbitration shall be binding, final and enforceable in any court of competent jurisdiction.

         13.3 The captions used herein are for convenience of reference only and shall not be deemed as in any way affecting the substantive meaning of the provisions to which such captions refer.

         13.4 Neither party may assign or otherwise transfer or convey any of its rights or obligations under this Agreement to any other party without the prior written consent of the non-assigning party, which consent may not be unreasonably withheld.

         13.5 Any provision of this Agreement found to be prohibited by law shall be disregarded to the extent of such prohibition without invalidating any other provision of this Agreement.

         13.6 If the performance of this Agreement, or any obligation hereunder is prevented or restricted by reason of fire, work stoppage, war, government action, natural disaster, or other cause beyond the reasonable control of the party so affected (an "Excusable Delay"), such party, upon giving notice to the other, shall be excused from performance to the extent of such prevention or restriction, PROVIDED, HOWEVER, that the affected party shall use its reasonable good faith efforts to remove such condition as soon as possible. In the event such Excusable Delay continues for more than three months without an expected resolution in the foreseeable future, either party may seek to terminate this Agreement and, in that event, the parties shall negotiate a fair and equitable resolution of the Agreement, provided that potential future profits shall not be taken into account.

         13.7 Any notices or other communications hereunder shall be in writing and shall be sent to the recipient party at its address or facsimile number set forth below by fax or registered mail:

         If to SenTech:




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

         484 Southwest 12 Avenue
         Deerfield Beach, Florida  33442
         Tel:  (954) 426-2965
         Fax:  (954) 426-8389
         Attention:  Mr. Saul Pozensky, President

         If to Knogo:

         350 Wireless Boulevard
         Hauppauge, New York  11788
         Tel.:  (516) 232-2100
         Fax:  (516) 232-0954
         Attention:  Mr. Thomas Nicolette, President

         Any such notice shall be effective on delivery if delivered in person; when receipt is acknowledged or confirmed if sent by facsimile; upon signature of receipt if sent by prepaid certified mail; and upon the expiration of the second business day after such notice is sent by Federal Express or other reputable overnight delivery service. The parties may, by notice given in accordance herewith, designate other addresses and/or facsimile numbers for receipt of notice.

         13.8 The terms and conditions herein set forth the entire agreement between the parties and shall supersede all previous communications and agreements either oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement can be modified only by a written amendment executed by both parties.

         13.9 Without limiting the foregoing, the terms and conditions set forth in this Agreement shall supersede any inconsistent terms and conditions set forth in any Purchase Order or other standard form used by either party.

         13.10 This Agreement shall not be construed to create between the parties the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby expressly denied by each party. Each party is an independent contractor with respect to the other.

         13.11 Each of the parties agrees that, during the term of this Agreement and for a period of six (6) months following the termination of this Agreement, neither party will, except with the other party's prior written approval, solicit, offer employment to, or contract with the other party's employees or contractors.

         13.12 This Agreement and performance by the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, USA without application of its conflicts of law provisions or principles.

         IN WITNESS WHEREOF, this Agreement has been duly executed by each party by its duly authorized representative on the date first set forth above.



                             SENTECH EAS CORPORATION



                        By:  /s/ Saul Pozensky
                             Name:  Saul Pozensky
                             Title: President and Chief Executive Officer




                             KNOGO NORTH AMERICA INC.



                        By:  /s/ Thomas A. Nicolette
                             Name:  Thomas A. Nicolette
                             Title: President and Chief Executive Officer






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